Exhibit 24.1

CECO ENVIRONMENTAL CORP.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of CECO Environmental Corp., a Delaware corporation (the “Registrant”), does hereby constitute and appoint Dennis Sadlowski, Matthew Eckl, Paul Gohr and Jay Nield, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s equity and debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 12th day of April, 2019.

/s/ Dennis Sadlowski Dennis Sadlowski Chief Executive Officer and President	/s/ Jason DeZwirek Jason DeZwirek Chairman of the Board

/s/ Matthew Eckl Matthew Eckl Chief Financial Officer	/s/ Paul Gohr Paul Gohr Chief Accounting Officer

/s/ David Liner David Liner Director	/s/ Claudio A. Mannarino Claudio A. Mannarino Director

/s/ Jonathan Pollack Jonathan Pollack Director	/s/ Valerie Gentile Sachs Valerie Gentile Sachs Director

/s/ Munish Nanda Munish Nanda Director	/s/ Eric Goldberg Eric Goldberg Director